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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
INTERLEUKIN GENETICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INTERLEUKIN GENETICS, INC.
135 BEAVER STREET
WALTHAM, MA 02452

PROXY STATEMENT
APRIL 29, 2005

Dear Stockholder,

        We cordially invite you to attend our 2005 annual meeting of stockholders to be held at 9:00 a.m. on Tuesday, June 21, 2005 at our offices, located at 135 Beaver Street, Waltham, Massachusetts 02452. The attached notice of annual meeting and proxy statement describe the business we will conduct at the meeting and provide information about Interleukin Genetics, Inc. that you should consider when you vote your shares.

        When you have finished reading the proxy statement, please promptly vote your shares by marking, signing, dating and returning the proxy card in the enclosed envelope. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Sincerely,
/s/ PHILIP R. REILLY
PHILIP R. REILLY CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

INTERLEUKIN GENETICS, INC.
135 BEAVER STREET
WALTHAM, MA 02452

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

TIME:	9:00 a.m.
DATE:	June 21, 2005
PLACE:	Interleukin Genetics, Inc. 135 Beaver Street, Waltham, Massachusetts 02452

PURPOSES:

1.
To ratify the appointment of Grant Thornton LLP as the company's independent public accountants for the fiscal year ending December 31, 2005.

2.
To consider any other business that is properly presented at the meeting.

WHO MAY VOTE:

        You may vote if you were the record owner of Interleukin Genetics, Inc. stock at the close of business on April 25, 2005. A list of stockholders of record will be available at the meeting and, during the 10 days prior to the meeting, at the office of the Secretary, Interleukin Genetics, Inc., 135 Beaver Street, Waltham, Massachusetts 02452.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ PHILIP R. REILLY
PHILIP R. REILLY CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

i

INTERLEUKIN GENETICS, INC.
135 BEAVER STREET
WALTHAM, MA 02452
(781) 398-0700

PROXY STATEMENT FOR THE INTERLEUKIN GENETICS, INC.
2005 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why Did You Send Me this Proxy Statement?

        We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2005 annual meeting of stockholders and any adjournments of the meeting. This proxy statement summarizes the information you need to know to vote at the annual meeting. You do not need to attend the annual meeting to vote your shares. Instead, you may vote your shares by marking, signing, dating and returning the enclosed proxy card.

        On or about May 23, 2005, we began sending this proxy statement, the attached notice of annual meeting and the enclosed proxy card to all stockholders entitled to vote at the meeting. Only stockholders who owned common stock or Series A Preferred Stock at the close of business on April 25, 2005 are entitled to vote at the annual meeting. On this record date, there were 23,644,527 shares of our common stock and 5,000,000 shares of our Series A Preferred Stock outstanding. We are also sending, along with this proxy statement, our 2004 Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2004.

How Many Votes Do I Have?

        Each share of our common stock that you own entitles you to one vote. On the record date, there were a total of 23,644,527 shares of common stock outstanding. Each share of our Series A Preferred Stock that you own entitles you to approximately 5.63 votes. On the record date there were 5,000,000 shares of Series A Preferred Stock outstanding, entitling the holder of those shares to an aggregate of 28,160,200 votes.

How Do I Vote?

        You may vote by attending the meeting or by signing and mailing your proxy card.

How Do I Vote by Proxy?

        Whether you plan to attend the annual meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the annual meeting and vote.

        If you properly fill in your proxy card and send it to us in time, your "proxyholder" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxyholder will vote your shares as recommended by the board of directors.

How Does the Board of Directors Recommend That I Vote on the Proposal?

        The board of directors recommends that you vote "FOR" ratification of the appointment of our independent public accountants for our fiscal year ending December 31, 2005.

        If any other matter is presented, your proxyholder will vote your shares in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters, other than those discussed in this proxy statement that needed to be acted on at the annual meeting.

May I Revoke My Proxy?

        If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the following ways:

  •
  You may send in another proxy with a later date;

  •
  You may notify our Secretary in writing before the annual meeting that you have revoked your proxy; or

  •
  You may vote in person at the annual meeting.

How Do I Vote in Person?

        If you plan to attend the annual meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on April 25, 2005, the record date for voting.

What Vote is Required to Approve the Proposal to Ratify the Appointment of Our Independent Public Accountants?

        The affirmative vote of a majority of our outstanding common stock and preferred stock present or represented by proxy and entitled to vote at the annual meeting voting together on an as-converted basis is required to ratify the appointment of our independent public accountants. Abstentions will be treated as votes against this proposal. Brokerage firms have authority to vote customers' unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent public accountants. However, if our stockholders do not ratify the selection of Grant Thornton LLP as our independent public accountants for 2005, our Audit Committee of our Board of Directors will reconsider its selection.

Is Voting Confidential?

        We will keep all the proxies, ballots and voting tabulations private. We will only let our Inspector of Elections, U.S. Stock Transfer Corporation, examine these documents. We will not disclose your vote to management unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make, on the proxy card or elsewhere.

What Are the Costs of Soliciting these Proxies?

        We will pay all of the costs of soliciting these proxies. We plan to retain ADP Investor Communication Services to assist in the solicitation of proxies and in the distribution of proxies and accompanying materials to brokerage houses and institutions for an estimated fee of $10,000 plus expenses. In addition, our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Meeting?

        The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock and our Series A Preferred Stock on an as-converted basis is necessary to constitute a quorum at the meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

        The annual meeting will be held at 9:00 a.m. on Tuesday, June 21, 2005 at our offices, located at 135 Beaver Street, Boston, MA 02452. When you arrive at the meeting signs will direct you to the appropriate meeting rooms. You need not attend the annual meeting in order to vote.

Voting

        To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the annual meeting in person. If you attend the annual meeting, you may also submit your vote in person, and any previous votes that you submitted will be superseded by the vote that you cast at the annual meeting.

Householding of Annual Disclosure Documents

        In December 2000, the Securities and Exchange Commission adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or your broker to send a single set of our annual report and proxy statement to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. The rule applies to our annual reports, proxy statements and information statements. We do not engage in this practice, referred to as "householding," however your broker or other nominee may. Once you receive notice from your broker that communications to your address will be "householded," the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each stockholder will continue to receive a separate proxy card or voting instruction card. If your household received a single set of disclosure documents this year, but you would prefer to receive your own copy, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of our common stock as of January 31, 2005 by (i) each of our Directors; (ii) each of our named executive officers (as that term is defined in Item 402(a)(3) of Regulation S-K); (iii) each person who is known to us to be the beneficial owner of more than five percent of our common stock based on a review of filings made with the SEC on or before January 31, 2005; and (iv) our Directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of January 31, 2005 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as otherwise indicated, to our knowledge, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

NAME AND ADDRESS OF BENEFICIAL OWNER(1)	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(2)		PERCENT(3)
Pyxis Innovations Inc 7575 Fulton Street East Ada, MI 49355	32,220,488	(4)	57.73%
Stephen Garofalo. 6 Teal Court New City, NY 10956	2,569,617	(5)	10.89%
Valor Capital Management, L.P 137 Rowayton Ave. Rowayton, CT 06853	1,907,584	(6)	8.08%
Cathy Fine. 131 Talmadge Hill Road New Canaan, CT 06840	1,449,800	(7)	6.14%
Kenneth S. Kornman.	1,380,704	(8)	5.75%
Philip R. Reilly.	1,148,775	(9)	4.66%
Fenel M. Eloi	517,500	(10)	2.15%
George D. Calvert	0	(11)	*
Thomas R. Curran, Jr.	0	(12)	*
William J. Viveen, Jr.	0	(13)	*
All executive officers and directors as a group (6 persons)	3,046,979	(14)	11.94%

*
Represents less than 1% of the issued and outstanding shares.

(1)
Unless otherwise indicated, the address for each person is our address at 135 Beaver Street, Waltham, MA 02452.

(2)
Beneficial ownership of our common stock is determined in accordance with the rules of the SEC and includes shares for which the stockholder has sole or shared voting or dispositive power. Shares of our common stock subject to options, warrants or other convertible securities currently exercisable or convertible, or which become exercisable or convertible within 60 days after

  January 31, 2005, are deemed to be beneficially owned and outstanding by the person holding the options, warrants or other convertible securities and are included for purposes of computing the percentage ownership of that person, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(3)
Percentage ownership is based on a total of 23,594,337 shares of common stock issued and outstanding on January 31, 2005.

(4)
Based partly on a Schedule 13D jointly filed on March 16, 2004 with the SEC by Pyxis Innovations Inc., Alticor Inc. and Alticor Holdings Inc and information received by us from Alticor. Consists of 5,000,000 shares of Series A Preferred Stock presently convertible into 28,160,200 shares of common stock and convertible notes with an original aggregate principal amount of $2,595,336, the principal of which is convertible into 4,060,288 shares of common stock.

(5)
Based solely on information received by us from Mr. Garofalo in February 2005. Mr. Garofalo is the controlling stockholder of First Global Technology Corp. ("First Global"), which owns 814,967 of these shares. Mr. Garofalo has sole voting and dispositive power with respect to 1,754,650 of these shares, and Mr. Garofalo and First Global have shared voting and dispositive power with respect to all 2,569,617 shares.

(6)
Based solely on a Schedule 13G filed on January 3, 2003 with the SEC by Valor Capital Management, L.P.

(7)
Based solely on information received by us from Ms. Fine in February 2005. Includes 108,000 shares of common stock held by her children. Ms. Fine disclaims beneficial ownership of these shares.

(8)
Includes 898,723 shares of common stock held by a limited partnership of which Dr. Kornman is a general partner. As such, Dr. Kornman may be deemed the beneficial owner of these shares. Dr. Kornman disclaims beneficial ownership of these shares. Includes 401,531 shares of common stock issuable pursuant to options held by Dr. Kornman.

(9)
Includes 67,000 shares of common stock held in trust for Dr. Reilly's children, 1,040,500 shares of common stock issuable pursuant to options held by Dr. Reilly and 25,000 shares of common stock issuable pursuant to a warrant held by Dr. Reilly. Dr. Reilly disclaims beneficial ownership of the shares held in trust for his children.

(10)
Includes 24,000 shares of common stock held in trust for Mr. Eloi's children and 457,500 shares of common stock issuable pursuant to options held by Mr. Eloi. Mr. Eloi disclaims beneficial ownership of the shares held in trust for his children.

(11)
Although appointed as a Series A director by Pyxis Innovations Inc., we have been advised that Dr. Calvert does not, directly or indirectly, have voting or investment power over the shares of stock held by Pyxis.

(12)
Although appointed as a Series A director by Pyxis Innovations Inc., we have been advised that Mr. Curran does not, directly or indirectly, have voting or investment power over the shares of stock held by Pyxis.

(13)
Although appointed as a Series A director by Pyxis Innovations Inc., we have been advised that Mr. Viveen does not, directly or indirectly, have voting or investment power over the shares of stock held by Pyxis.

(14)
See footnotes 8 through 13 above.

MANAGEMENT

        On September 14, 2004, Bert Crandell and Beto Guajardo resigned from the Board of Directors of Interleukin Genetics, Inc. Both Mr. Crandell and Mr. Guajardo had been elected by Pyxis Innovations Inc. Pyxis Innovations, as the sole holder of shares of our Series A Preferred Stock, has the right to appoint four out of five members of our Board of Directors. On September 15, 2004, the two remaining directors elected by Pyxis Innovations, George D. Calvert and Thomas R. Curran, Jr., elected William J. Viveen, Jr. to the Board of Directors of Interleukin Genetics, Inc. Mr. Viveen has also been named to our Audit Committee. Philip Reilly, our Chief Executive Officer, continues to serve as a Director. The following information relates to our executive officers and the members of our Board of Directors:

DIRECTORS/OFFICERS	AGE	POSITION
Philip R. Reilly	57	Director, Chairman of the Board and Chief Executive Officer
George D. Calvert	41	Director
Thomas R. Curran, Jr.	46	Director
William J. Viveen, Jr.	41	Director
Kenneth S. Kornman	57	President and Chief Scientific Officer
Fenel M. Eloi	47	Chief Operating Officer and Chief Financial Officer

        Our Board of Directors is divided into three classes, Class I, Class II and Class III. Philip R. Reilly, a Class I director, has been elected to serve until our 2007 Annual Meeting of Stockholders or until his successor is elected and qualified. The Series A Directors are not apportioned among classes. Each of the three Series A Directors is nominated and elected by Pyxis, as the sole holder of shares of our Series A Preferred Stock. Our officers serve at the discretion of the Board of Directors.

BUSINESS EXPERIENCE

        PHILIP R. REILLY, M.D., J.D., became our Chief Executive Officer in December 1999. In June 1999, Dr. Reilly had accepted the positions as our Chairman of the Board of Directors and Interim Chief Executive Officer. He became a Director in 1998. Prior to joining us as Chief Executive Officer, Dr. Reilly held the position of Executive Director of the Eunice Kennedy Shriver Center for Mental Retardation, Inc., a not-for-profit organization located in Massachusetts, a position he had held since 1990. Dr. Reilly has held numerous teaching positions, including Assistant Professor of Neurology at Harvard Medical School and Adjunct Professor of both Legal Studies and Biology at Brandeis University. He served as President of the American Society of Law, Medicine, and Ethics in 2000 and again in 2003. From 1994-1997, he was on the Board of Directors of the American Society of Human Genetics. He is a current member of the American College of Medical Genetics, Massachusetts Bar Association, and American Association for the Advancement of Science. Dr. Reilly has served on many national committees chartered to explore public policy issues raised by advances in genetics. He is the author of five books and has published more than 100 articles in scholarly journals. Dr. Reilly holds a BA from Cornell University, a J.D. from Columbia University and an M.D. from Yale University.

        KENNETH S. KORNMAN, D.D.S., PH.D. is a co-founder and officer of Interleukin and currently holds the positions of President and Chief Scientific Officer. Prior to founding Interleukin in 1986, he was a Department Chair and Professor at The University of Texas Health Science Center at San Antonio. He has also been a consultant and scientific researcher for many major oral care and pharmaceutical companies. Dr. Kornman currently holds an academic appointment at Harvard University. Dr. Kornman holds six patents in the pharmaceutical area, has published three books and more than 100 articles and abstracts and has lectured and consulted worldwide on the transfer of technology to clinical practice. Dr. Kornman holds a BA in Economics from Duke University. He obtained a D.D.S. from Emory University. Dr. Kornman also holds an MS (Periodontics) and a Ph.D. (Microbiology-Immunology) from the University of Michigan.

        FENEL M. ELOI is our Chief Operating Officer and Chief Financial Officer, positions he has held since June of 2000. Prior to joining us, Mr. Eloi was Senior Vice President and Chief Financial Officer for LifeCell Corporation since 1999. Before joining LifeCell, he was employed at Genome Therapeutics Corporation, where he served as Senior Vice President and Chief Financial Officer from 1991 to 1999, and Corporate Controller from 1989 to 1991. From 1984 to 1989, Mr. Eloi held the position of Business Unit Financial Manager at GTE/Verizon Corporation. He also held various positions at Haemonetics Corporation and Simplex Corporation. Mr. Eloi has an MBA from Anna Maria College in Paxton, Massachusetts, as well as a BS from Lee University in Cleveland, Tennessee.

        GEORGE D. CALVERT is the Vice President, Research & Development/Quality Assurance of Access Business Group LLC, a manufacturing and distribution company and wholly owned subsidiary of Alticor Inc. He has held this position for the past five years. Dr. Calvert has previously held the positions of Director Quality Assurance/Analytical Services with Access Business Group LLC, and Senior Manager Home Tech Research & Development with Amway Corporation. Dr. Calvert earned a Ph.D. in Analytical Chemistry from the University of South Carolina and a Bachelor of Science degree in Chemistry from the College of William and Mary. He joined the Board of Directors as a Series A Director in connection with our transactions with Pyxis effective March 24, 2003.

        THOMAS R. CURRAN, JR. is the Associate General Counsel/Corporate Development and Commercial Transactions of Alticor Inc., a company engaged in the principal business, through its affiliates, of offering products, business opportunities, and manufacturing and logistics services in more than 80 countries and territories worldwide, and which is the parent of Pyxis Innovations Inc. He has held this position for the past five years. He also holds the position of Chief Legal Officer for Access Business Group LLC, a manufacturing and distribution company and wholly owned subsidiary of Alticor Inc. Prior to joining Alticor, Mr. Curran was a partner in the law firm of Howard & Howard in Bloomfield Hills, Michigan. From 1982 to 1991, Mr. Curran worked for the Polaroid Corporation in various domestic and international financial and managerial positions. Mr. Curran holds a Bachelor of Arts from Providence College, a Master of International Management from the American Graduate School of International Management, and a Juris Doctorate from Suffolk University Law School. He joined the Board of Directors as a Series A Director in connection with our transactions with Pyxis effective March 24, 2003.

        WILLIAM J. VIVEEN, JR. is the Vice President of Finance and the Corporate Controller of Alticor, Inc., a company engaged in the principal business, through its affiliates, of offering products, business opportunities, and manufacturing and logistics services in more than 80 countries and territories worldwide, and which is the parent of Pyxis Innovations Inc. He has held this position for the past three years. Prior to joining Alticor, Mr. Viveen worked for Deloitte & Touche LLP as a senior manager of their financial consulting services. From 1994 to 1997, Mr. Viveen was the Director of Finance for Meijer, Inc. in Walker, Michigan. From 1992 to 1994, Mr. Viveen was the Director of Finance for SourceCorp, Inc. in Grand Rapids, Michigan. From 1987 to 1992, Mr. Viveen was an Audit Manager with Arthur Andersen LLP. Mr. Viveen is a Certified Public Accountant and holds a Bachelor of Arts from Grand Valley State University in Allendale, Michigan. He joined the Board of Directors as a Series A Director on September 15, 2004.

Committees of the Board of Directors and Meetings

        We are managed under the direction of the Board of Directors. Our Board of Directors has established five standing committees, Audit, Compensation, Nominating, Strategic Planning and Operations, each as described below.

        Meeting Attendance.    During the fiscal year ended December 31, 2004, the Board of Directors met six times. Each of our Directors attended at least 75% of the aggregate of the meetings of the Board of Directors and committees of which he was a member. The Board has adopted a policy under which each member of the Board of the Board is encouraged to make every reasonable effort to attend each annual meeting of our stockholders. One of the directors attended our 2004 annual meeting of stockholders.

        Audit Committee.    Our Audit Committee met four times during fiscal year 2004. This Committee is responsible for retaining and overseeing our independent accountants, approving the services performed by them and reviewing our annual financial statements, accounting policies and our system of internal controls. Until September 14, 2004, the Audit Committee consisted of two members, Beto Guajardo and Thomas R. Curran, Jr., each of whom met the independence requirements for Audit Committee members under the Boston Stock Exchange rules. On September 14, 2004, Mr. Guajardo resigned and on September 15, 2004, William J. Viveen, Jr., who meets the independence requirements for Audit Committee members under the Boston Stock Exchange rules, was appointed Chairman of the Audit Committee. The Board has determined that Mr. Curran and Mr. Viveen are each "audit committee financial experts" as the Securities and Exchange Commission has defined that term in Item 401 of Regulation S-K. The Audit Committee currently operates pursuant to a written charter adopted and approved by the Board of Directors in March 2004. The report of the Audit Committee is included below.

        Compensation Committee.    Our Compensation Committee met twice during fiscal year 2004. This Committee reviews our compensation philosophy and programs, exercises authority with respect to the payment of direct salaries and incentive compensation to our directors and officers and makes recommendations to the Board of Directors regarding stock option grants under our 2000 Employee Stock Compensation Plan and 2004 Directors, Officers and Employees Stock Compensation Plan. Until September 14, 2004, the Compensation Committee consisted of two members, Bert Crandell and George D. Calvert. On September 14, 2004, Mr. Crandell resigned. This Compensation Committee currently consists of George D. Calvert (Chairman), Thomas R. Curran, Jr. and William J. Viveen, Jr.

        Nominating Committee.    Our Nominating Committee did not formally meet during fiscal 2004 and until September 14, 2004 had three members, Bert Crandell, Beto Guajardo and Philip R. Reilly. On September 14, 2004, Mr. Crandell and Mr. Guajardo resigned. The Nominating Committee currently consists of Thomas R. Curran, Jr. (Chairman), George D. Calvert and William J. Viveen, Jr. This committee's role is to make recommendations to the full Board as to the size and composition of the Board and to make recommendations as to particular nominees. The Nominating Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating Committee may consider all factors it deems relevant, such as a candidate's personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to nominate a candidate to be considered for election as a director at the 2006 Annual Meeting of Stockholders using the procedures set forth in the Company's By-laws, it must follow the procedures described in "Stockholder Proposals and Nominations For Director." If a stockholder wishes simply to propose a candidate for consideration as a nominee by the Nominating Committee, it should submit any pertinent information regarding the candidate to the Chairman of the Nominating Committee by mail at Secretary, Interleukin Genetics, Inc., 135 Beaver Street, Waltham, MA 02452.

        Strategic Planning Committee.    Our Strategic Planning Committee was formed in March 2003 and until September 14, 2004 had three members, Bert Crandell, Beto Guajardo and Philip R. Reilly. On September 14, 2004, Mr. Crandell and Mr. Guajardo resigned. The Strategic Planning Committee advises management in the preparation of a Strategic Plan, reviews and approves the Strategic Plan before its submission to the full Board of Directors for approval, reviews and approves any additions or changes to the Strategic Plan and sets and approves measurement standards consistent with the goals established in the Strategic Plan.

        Operations Committee.    Our Operations Committee was formed in March 2003 and until September 14, 2004 had three members, George D. Calvert, Beto Guajardo and Philip R. Reilly. On September 14, 2004, Mr. Guajardo resigned. The Operations Committee advises management in the preparation of the annual Operating Plan and approves the plan for submission to the full Board of Directors. The Operations Committee will also review the plan and assure that the activities established in the plan are reflected in the operating budget.

Shareholder Communications to the Board

        Generally, shareholders who have questions or concerns regarding the company should contact Investor Relations at (781) 398-0700. However, any shareholders who wish to address questions regarding our business directly with the Board of Directors, or any individual director, should direct his or her questions in writing to the Chairman of the Board at Interleukin Genetics, Inc., 135 Beaver Street, Waltham, Massachusetts 02452.

Compensation Committee Interlocks and Insider Participation

        Until September 14, 2004, the Compensation Committee consisted of two members, Bert Crandell and George D. Calvert. On September 14, 2004, Mr. Crandell resigned. None of our executive officers serve on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board of Directors or Compensation Committee. There is no family relationship between or among the directors (including the Series A Directors) and executive officers.

Corporate Opportunity Agreement

        We have agreed to certain terms for allocating opportunities as permitted under Section 122(17) of the Delaware General Corporation Law. This agreement, as set forth in the Series A Preferred Stock Purchase Agreement dated March 5, 2003, regulates and defines the conduct of certain of our affairs as they may involve Pyxis as our majority stockholder and its affiliates, and the powers, rights, duties and liabilities of us and our officers and directors in connection with corporate opportunities.

        Except under certain circumstances, Pyxis and its affiliates have the right to engage in the same or similar activities or lines of business or have an interest in the same classes or categories of corporate opportunities as we do. If Pyxis, or one of our directors appointed by Pyxis, and its affiliates acquire knowledge of a potential transaction or matter that may be a corporate opportunity for both Pyxis and its affiliates and us, to the fullest extent permitted by law, Pyxis and its affiliates will not have a duty to inform us about the corporate opportunity or be liable to us or to you for breach of any fiduciary duty as a stockholder of ours for not informing us of the corporate opportunity, keeping it for its own account, or referring it to another person.

        Additionally, except under limited circumstances, if an officer or employee of Pyxis who is also one of our directors is offered a corporate opportunity, such opportunity shall not belong to us. In addition, we agreed that such director will have satisfied his duties to us and not be liable to us or to you in connection with such opportunity.

        The terms of this agreement will terminate on the date that no person who is a director, officer or employee of ours is also a director, officer, or employee of Pyxis.

Compensation of Directors

        The company's policy is to pay each non-employee member of the Board of Directors $1,000 in cash compensation for each meeting of the Board of Directors attended in person by that director and 15,000 stock options to vest on the first anniversary of the grant date. Each of the current non-employee members of our Board of Directors declined such compensation for 2004.

EXECUTIVE COMPENSATION

        The following table provides, for the three fiscal years ended 2004, total compensation paid or accrued by us to or on behalf of our Chief Executive Officer and each of other executive officers who received in excess of $100,000 in salary and bonus during fiscal year 2004 (collectively referred to as the "named executive officers").

SUMMARY COMPENSATION TABLE

Long Term Compensation Awards
	Annual Compensation									Company Contributions Under the Co.'s 401(k) Plan ($)
Securities Underlying Options (#)
Name and Principal Position	Fiscal Year	Salary($)		Bonus($)		Other Annual Compensation ($)						All Other Compensation ($)
Philip. R. Reilly, Chief Executive Officer	2004 2003 2002	$ $ $	325,000 325,000 325,000	$ $ $	25,000 25,000 —	$ $ $	8,085 8,085 7,200	(1) (1) (3)	30,000 180,000 30,000	$ $ $	1,000 140 120	$ $ $	5,934 5,934 5,934	(2) (2) (2)
Kenneth S. Kornman, President and Chief Scientific Officer	2004 2003 2002	$ $ $	276,250 276,250 276,250	$ $ $	25,000 25,000 —	$ $ $	7,200 13,934 22,620	(4) (5) (6)	30,000 180,000 30,000	$ $ $	— — —	$ $ $	5,934 5,934 5,934	(2) (2) (2)
Fenel M. Eloi, Chief Operating Officer, Chief Financial Officer, Secretary and Treasurer	2004 2003 2002	$ $ $	250,000 195,000 195,000	$ $ $	25,000 25,000 —	$ $ $	8,358 7,158 —	(7) (8)	30,000 180,000 30,000	$ $ $	1,000 120 73	$ $ $	1,170 1,170 780	(2) (2) (2)

(1)
Represents a $7,200 automobile allowance paid to Dr. Reilly and $885 paid to Dr. Reilly to purchase life insurance.

(2)
Represents life insurance premiums paid by the Company.

(3)
Represents an automobile allowance paid to Dr. Reilly.

(4)
Represents an automobile allowance paid to Dr. Kornman.

(5)
Represents moving expenses paid by the Company on behalf of Dr. Kornman in the amount of $6,754 and an automobile allowance in the amount of $7,200.

(6)
Represents moving expenses paid by the Company on behalf of Dr. Kornman in the amount of $15,420 and an automobile allowance in the amount of $7,200.

(7)
Represents a $7,200 automobile allowance paid to Mr. Eloi and $1,158 paid to Mr. Eloi to purchase life insurance.

(8)
Represents a $6,000 automobile allowance paid to Mr. Eloi and $1,158 paid to Mr. Eloi to purchase life insurance.

OPTION GRANTS IN LAST FISCAL YEAR

        The following table provides information regarding stock options granted to the named executive officers during fiscal year 2004.

		Individual Grants
					Potentially Realizable Value At Assumed Annual Rates Of Stock Price Appreciation For Option Term(2)
		% Of Total Options Granted To Employees In Fiscal 2004(1)
	Number Of Securities Underlying Options Granted
			Exercise Or Base Price ($/Share)
Name				Expiration Date
					5%($)	10%($)
Philip R. Reilly	30,000	8.75%	$3.65	12/15/2014	$68,864	$174,515
Kenneth S. Kornman	30,000	8.75%	$3.65	12/15/2014	$68,864	$174,515
Fenel M. Eloi	30,000	8.75%	$3.65	12/15/2014	$68,864	$174,515

(1)
In Fiscal 2004, options to purchase a total of 342,707 shares of Common Stock were granted to employees of the Corporation, including executive officers.

(2)
In accordance with the rules of the SEC, amounts represent hypothetical gains that could be achieved for the option if exercised at the end of the option term.
Those gains are based on assumed rate of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration dates. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the Company's common stock, the optionee's continued employment through the option period and the date on which the options are exercised.

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

        The following table provides information regarding the exercises of stock options by each of the named executive officers during fiscal year 2004 and the number and value of options held at fiscal year end. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2004 and the values of unexercised "in-the-money" options, which values represent the positive spread between the exercise price of any such option and the fiscal year-end value of the common stock.

			Number Of Securities Underlying Unexercised Options At Fiscal Year-End (#)
					Value Of Unexercised In-The-Money Options At Fiscal Year-End($)(2)
	Shares Acquired Upon Option Exercise(#)
Name		Value Realized($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Philip R. Reilly	—	$—	1,003,000	150,000	$1,512,570	$—
Kenneth S. Kornman	—	$—	364,031	150,000	$594,129	$—
Fenel M. Eloi	—	$—	420,000	150,000	$367,700	$—

(1)
Represents the difference between the exercise price and the fair market value of Common Stock on the date of exercise.

(2)
Value is based on the closing sale price of $3.54 of the Company's Common Stock on December 30, 2004, the last trading day of Fiscal 2004, less the applicable option exercise price.

Equity Compensation Plan Information

        The following table provides certain aggregate information with respect to all of the Company's equity compensation plans in effect as of December 31, 2004.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	2,192,080	$3.02	1,877,458	(3)
Equity compensation plans not approved by security holders(2)	793,394	$2.22	0

Total	2,985,474	$2.81	1,877,458

(1)
These plans consist of our 1996 Equity Incentive Plan, our 2000 Employee Stock Compensation Plan and our 2004 Employee, Director and Consultant Stock Plan.

(2)
These plans consist of the Non-Qualified Stock Option Agreements, between Interleukin and Philip R. Reilly, dated June 1, 1999 and November 30, 1999, the Research Transfer Agreement between Interleukin and the University of Sheffield, effective July 1, 1999 and the Consulting Agreement between Interleukin and Gordon Duff, effective July 1, 1999.

(3)
Excludes 294,714 of common stock reserved for issuance under the 1996 Equity Incentive Plan, because future grants are no longer being made under this plan.

Summary Description of the Company's Non-Stockholder Approved Equity Compensation Plans

        On June 1, 1999, we entered into a Non-Qualified Stock Option Agreement with Philip R. Reilly to induce him to enter a consulting services agreement dated the same day and to encourage him to become Chairman of the Board of Directors of Interleukin. Pursuant to the Agreement, we granted Mr. Reilly the option to purchase 240,000 shares of our common stock at $.50 per share on or before the option's expiration date of June 1, 2009. These options vested in equal increments of 8,000 shares per month over thirty months and became fully vested on December 1, 2001. Mr. Reilly has exercised this option with respect to 23,000 shares of common stock. The options are non-transferable.

        On November 30, 1999, we entered into an additional Non-Qualified Stock Option Agreement with Philip R. Reilly to further induce him to become Chairman of the Board of Directors of Interleukin. Pursuant to the Agreement, we granted Mr. Reilly the option to purchase 351,394 shares of our common stock at $2.875 per share on or before the option's expiration date of December 31, 2010. These options vested in equal increments of 9,760 shares per month over a period of thirty-six months and became fully vested on November 30, 2002. The options are non-transferable.

        Effective on July 1, 1999, we entered into a five-year Research and Technology Transfer Agreement with the University of Sheffield. The agreement provides for the grant of options to purchase 100,000 shares of our common stock. Pursuant to the agreement, we are required to grant options to purchase 25,000 shares annually at the beginning of each year of the last four years of the five-year arrangement. The options are granted with an exercise price equal to the current market price of the common stock at the time of grant, each June 30th, of the five-year arrangement. The options are fully vested when granted and exercisable for a period of five years from each date of grant. The agreement further provides that the University of Sheffield is to receive additional options to purchase 10,000 shares of stock at the current market price each June 30th for each patent that is filed on our behalf during the previous twelve months. As of the date of this report options to purchase 150,000 shares have been granted under this agreement.

        Concurrent with the execution of the Research and Technology Transfer Agreement with the University of Sheffield, we entered into a five-year Consulting Services Agreement with the university's key collaborator, Gordon W. Duff. The agreement provides for the grant of options to purchase up to a total of 100,000 shares of our common stock. Pursuant to the agreement, we are required to grant options to purchase 25,000 shares annually at the beginning of each year of the last four years of the five-year arrangement. The options are granted with an exercise price equal to the current market price of the common stock at the time of grant, each June 30th, of the five-year arrangement. The options are fully vested when granted and exercisable for a period of five years from each date of grant. As of the date of this report, all 100,000 options have been granted under this agreement.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

        In connection with the private placement of our Series A Preferred Stock, we agreed to amend the existing employment agreements described below with our named executive officers. Effective as of the closing of our sale of Series A Preferred Stock on March 5, 2003, the terms of our employment agreements with each of Philip R. Reilly, our Chief Executive Officer and Kenneth S. Kornman, our President and Chief Scientific Officer were extended until March 5, 2006, and the term of our employment agreement with Fenel Eloi, our Chief Financial Officer and Chief Operating Officer, was extended until March 5, 2004. The employment agreements were also amended to provide that each of these individuals are entitled to receive: (i) a retention bonus of $25,000 if he is still employed by us six months after the closing of our sale of Series A Preferred Stock on March 5, 2003 and an additional $25,000 if he is still employed by us twelve months after such closing; (ii) the severance benefits set forth in his original agreement upon expiration of the term of the agreement; and (iii) an extension of the period in which he may exercise his stock options if his employment is terminated for good reason or without cause (as defined in the agreement) to two years following such termination. In addition, Dr. Reilly's agreement was amended to make his severance benefits consistent with the other executive employment agreements described below; Dr. Reilly's agreement was amended to include the same non-competition provisions contained in the agreements described below; and Mr. Eloi's agreement was amended to provide that all of his unvested stock options will vest on the involuntary termination of his employment if the termination is at the end of the term of his employment agreement.

        In December 1999, we entered into an employment agreement with Kenneth S. Kornman which provides for a three-year initial term, subsequently extended until March 5, 2006. This employment agreement is subject to early termination by Dr. Kornman upon one month prior written notice and by us for cause. The employment agreement provides for a minimum base salary of $276,250 per year. The agreement also provides that if Dr. Kornman is terminated without cause, he shall have the right to receive severance benefits in the amount of his then current base salary and health insurance benefits for twelve months following the date of termination. In addition, the agreement provides that he will be prohibited, for a period of twelve months following the date of termination of the employment agreement, from accepting employment, or otherwise becoming involved, in any manner, with one of our direct competitors, or from providing services to any person or entity that might conflict with our interests or the interests of our customers or clients.

        In April 2000, we entered into an employment agreement with Philip R. Reilly which provides for a minimum annual base salary of $325,000 and an award of options to purchase 500,000 shares of common stock at a per share exercise price of $2.875 (awarded in fiscal 1999). These options vested over a period of 36 months in equal increments commencing December 1, 1999, unless Dr. Reilly's employment is terminated prior to expiration of the 36-month period. This employment agreement is terminable by Dr. Reilly upon one-month prior written notice and by us for cause. The agreement also provides that if Dr. Reilly is terminated without cause, he shall have the right to receive severance benefits in the amount of his then current base salary and health insurance benefits until the earlier to occur of the expiration of the term of the agreement or twelve months following the date of termination. Finally, the agreement provides that all of Dr. Reilly's outstanding options will immediately vest upon a change of control of Interleukin, where "change of control" is defined in the agreement as "a purchase of the majority of the outstanding common stock of Interleukin by an outside entity not organized solely for the purposes of investment." Under this definition, the issuance of the Series A Preferred Stock did not constitute a change of control of Interleukin.

        In June 2000, we entered into an employment agreement with Fenel M. Eloi which provides for a minimum annual base salary of $195,000 and an award of options to purchase an aggregate of 200,000 shares of Common Stock as follows: 105,828 shares at a per share exercise price of $3.75 and 94,172 shares at a per share exercise price of $4.72. These options vest over a period of 48 months unless Mr. Eloi's employment is terminated prior to the end of the 48-month period. This employment agreement is terminable by Mr. Eloi upon one month prior written notice and by us for cause. The agreement also provides that if Mr. Eloi is terminated without cause, he shall have the right to receive severance benefits in the amount of his then current base salary and health insurance benefits for twelve months following the date of termination. In addition, the agreement provides that he will be prohibited, for a period of twelve months following the date of termination of the employment agreement, from accepting employment, or otherwise becoming involved, in any manner, with one of our direct competitors, or from providing services to any person or entity that might conflict with our interests or the interests of our customers or clients. Furthermore, the agreement provides that all of Mr. Eloi's outstanding options will immediately vest upon a change of control of Interleukin, where "change of control" is defined in the agreement as "a purchase of the majority of the outstanding Common Stock of the Company by an outside entity not organized solely for the purposes of investment." Under this definition, the issuance of the Series A Preferred Stock did not constitute a change of control of Interleukin. Finally with respect to Mr. Eloi's employment, on December 11, 2003, his employment agreement was amended to extend the term of the employment agreement until March 5, 2006 and to increase Mr. Eloi's base salary to $250,000 per year.

        Additionally, pursuant to the form of incentive stock option agreement and non-qualified stock option agreement under our 2000 Employee Stock Compensation Plan, stock options granted under that plan to our named executive officers and other employees will immediately vest upon a "change of control" of Interleukin, as defined in the Plan as follows:

  the consummation of: (x) a merger, consolidation or reorganization of the Company with or into any other person if as a result of such merger, consolidation or reorganization, 50 percent or less of the combined voting power of the then-outstanding securities of the continuing or surviving entity immediately after such merger, consolidation or reorganization are held in the aggregate by the holders of Voting Stock immediately prior to such merger, consolidation or reorganization; (y) any sale, lease, exchange or other transfer of all or substantially all the assets of the Company and its consolidated subsidiaries to any other person if as a result of such sale, lease, exchange or other transfer, 50 percent or less of the combined voting power of the then-outstanding securities of such other person immediately after such sale, lease, exchange or other transfer are held in the aggregate by the holders of Voting Stock immediately prior to such sale, lease, exchange or other transfer; or (z) the stockholders of the Company approve the dissolution of the Company. A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

        Under this definition, the issuance of the Series A Preferred Stock did not constitute a change of control of Interleukin.

Performance Graph

        The following Performance Graph compares the Company's cumulative total shareholder return on its Common Stock from December 31, 1999 through December 31, 2004, to the NASDAQ Stock Market Index and to the NASDAQ Biotechnology Index over the same period. The following graph is based on historical data and is not necessarily indicative of future performance. This graph shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulations 14A and 14C under the Exchange Act or to the liabilities of Section 18 under the Exchange Act.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG INTERLEUKIN GENETICS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ BIOTECHNOLOGY INDEX

	Cumulative Total Return
	12/99	12/00	12/01	12/02	12/03	12/04

INTERLEUKIN GENETICS, INC.	100.00	51.26	21.87	8.20	74.77	57.08
NASDAQ STOCK MARKET (U.S.)	100.00	60.30	45.49	26.40	38.36	40.51
NASDAQ BIOTECHNOLOGY	100.00	153.84	124.26	69.11	96.95	100.60

*$100 invested on 12/31/99 in stock or index-
including reinvestment of dividends.
Fiscal year ending December 31.

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

        This report is submitted by the Compensation Committee, which is responsible for establishing and administering our executive compensation policies and stock option plans. This committee is composed of George D. Calvert (Chairman), Thomas R. Curran, Jr. and William J. Viveen, Jr., none of whom are employees of ours. This report addresses the compensation policies for fiscal year 2004 as they affected Philip R. Reilly, in his capacity as Director, Chairman of the Board and Chief Executive Officer, and our other executive officers.

  Overall Objectives of the Executive Compensation Program

        The purpose of our compensation plan is to attract, retain and motivate key management employees. It is our philosophy to pay our executives at levels commensurate with both Company and individual performance. A primary consideration in developing our executive compensation programs is to link the long-term financial interests of executives with those of the Company and its shareholders. The Compensation Committee reviews compensation for comparable organizations in order to establish the Company's total compensation program and determine awards under the Incentive Plan.

        In 2004, the total compensation program for our top executives, approved by our Board of Directors, consisted of a base salary for each of these executives.

  Base Salary Program

        It is our policy to establish salaries at a level approximating the average of the competitive levels in comparable organizations and to provide annual salary increases reflective of the executive's performance, level of responsibility and position with the Company.

  Annual Incentive

        Each year, the Compensation Committee evaluates the performance of the Company as a whole, as well as the performance of each individual executive. Factors considered include implementation of the business plan, revenue growth, net profitability and cost control. The Compensation Committee does not utilize formalized mathematical formulae, nor does it assign weightings to these factors. The Compensation Committee, in its sole discretion, determines the amount, if any, of incentive payments to each executive. The Compensation Committee believes that the Company's growth in revenue and profitability requires subjectivity on the part of the Committee when determining incentive payments. The Compensation Committee believes that specific formulae restrict flexibility.

  Equity Incentive Plan

        In 2004, we adopted the Incentive Plan which permits us to make grants of stock options, stock appreciation rights or restricted stock awards as part of our overall incentive compensation program. The Incentive Plan is intended to attract, retain and motivate key management personnel and to align the interest of the executives with those of shareholders. The overall long-term incentive grant levels are established by reviewing the number of shares reserved for such plans by comparable organizations. Individual long-term incentive grants are based on the employee's position and responsibility level. In 2004, the Company granted options to purchase 30,000 shares of Common Stock to Drs. Reilly and Kornman and Mr. Eloi under the Incentive Plan.

  Section 162(m)

        Section 162(m) of the Code currently imposes a $1 million limitation on the deductibility of certain compensation paid to each of our five highest paid executives. Excluded from this limitation is compensation that is "performance based." For compensation to be performance based it must meet certain criteria, including being based on predetermined objective standards approved by shareholders. In general, we believe that compensation relating to options granted under the Incentive Plan should be included in the $1 million limitation calculation. Compensation relating to our incentive compensation awards do not currently qualify for exclusion from the limitation, given the discretion that is provided to the Committee in establishing the performance goals for such awards. The Compensation Committee believes that maintaining the discretion to evaluate the performance of our management is an important part of its responsibilities and inures to the benefit of our shareholders. The Compensation Committee, however, intends to take into account the potential application of Section 162(m) with respect to incentive compensation awards and other compensation decisions made by it in the future.

  CEO Compensation

        The Committee established Dr. Reilly's base salary at $325,000, which approximates the median level of CEOs at comparable companies in our industry in the Boston area. As of January 31, 2005, Dr. Reilly had beneficial ownership of 1,148,775 shares of stock, including 1,040,500 shares of which he has a right to receive pursuant to stock options exercisable within 60 days of January 31, 2005.

  Conclusion

        The Compensation Committee believes these executive compensation policies serve the interests of the shareholders and the Company effectively. The Committee believes that the various pay vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the Company's overall future successes, thereby enhancing the value of the Company for the shareholders' benefit.

Members of the Compensation Committee George D. Calvert Thomas R. Curran, Jr. William J. Viveen, Jr.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors, which is comprised of members who meet the independence requirements of the Boston Stock Exchange, on which the company's shares are listed, has furnished the following report.

        The Audit Committee assists the Board in overseeing and monitoring the integrity of the Company's financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing the Company's overall financial reporting process. In fulfilling its responsibilities for the financial statements for fiscal year 2004, the Audit Committee took the following actions:

  •
  Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2004 with management and Grant Thornton LLP, our independent auditors;

  •
  Discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

  •
  Received written disclosures and the letter from Grant Thornton LLP regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee further discussed with Grant Thornton LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

        Based on the Audit Committee's review of the audited financial statements and discussions with management and Grant Thornton LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the SEC.

Members of the Audit Committee William J. Viveen, Jr. Thomas R. Curran, Jr.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis.

CORPORATE CODE OF CONDUCT AND ETHICS

        We have adopted a code of conduct and ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. The text of the code of conduct and ethics will be made available to stockholders without charge, upon request in writing to the Corporate Secretary at Secretary, Interleukin Genetics, Inc., 135 Beaver Street, Waltham, MA 02452. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within five business days following the date of the amendment or waiver.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Our Audit Committee reviews and approves in advance all related-party transactions.

        In February 2004, we entered into a Distribution Agreement with Access Business Group International LLC, an affiliate of our major stockholder, Pyxis Innovations Inc. Pursuant to this Agreement, we will establish a clinical laboratory, sell genetic tests to Access Business Group and certain of its affiliates and process these genetic tests in our clinical laboratory. The term of the Agreement is one year from our receipt of all certifications for our clinical laboratory required under the Clinical Laboratory Improvement Act of 1988, as amended. In April 2005, Alticor paid us, upon achieving a certain milestone, $2.0 million as an advance payment for genetic risk assessment tests to be processed under the terms of the Distribution Agreement.

        In June 2004, we entered into a research agreement (Research Agreement II) with Alticor, as amended in September 2004, pursuant to which, Alticor has agreed to pay us $2.2 million to conduct research into the development of a test to identify individuals with specific genetic variations that affect how people gain and maintain weight.

        In February 2005, Alticor agreed to extend the draw down period of the $1.5 million working capital credit line through 2007.

        In March 2005, we entered into an agreement (Research Agreement III) with Alticor to expand the research being performed under Research Agreement I, which we entered into in March 2003, to provide additional funding of $2.7 million over the two years beginning April 1, 2005. Also in

March 2005, we entered into an additional research agreement (Research Agreement IV) with Alticor for exploratory research valued at $2.3 million over a two-year period commencing April 1, 2005.

ANNUAL REPORT ON FORM 10-K; INCORPORATION BY REFERENCE

        Upon the written request of any record holder or beneficial owner of common stock entitled to vote at the Annual Meeting, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the SEC. Requests should be directed to Investor Relations, Interleukin Genetics, Inc., 135 Beaver Street, Waltham, MA 02452.

        To the extent this proxy statement has been or will be specifically incorporated by reference into any filing by Interleukin under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this proxy statement entitled "Report of the Compensation Committee on Executive Compensation," "Report of the Audit Committee," and "Performance Graph" shall not be deemed to be so incorporated unless specifically otherwise provided in any such filing.

PROPOSAL:
RATIFY APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        Our Audit Committee has appointed Grant Thornton LLP, independent public accountants, to audit our financial statements for the fiscal year ending December 31, 2005. The Board proposes that the stockholders ratify this appointment. Grant Thornton LLP audited our financial statements for the fiscal years ended December 31, 2004 and 2003. We expect that representatives of Grant Thornton LLP will be present at the meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

        The following table presents fees for professional audit services rendered by Grant Thornton LLP for the audit of the Company's annual financial statements for the years ended December 31, 2003 and December 31, 2004, and fees billed for other services rendered by Grant Thornton LLP during those periods.

	2003	2004
Audit fees(1)	$39,000	$46,850
Audit related fees(2)	2,850	3,711
Tax fees(3)	12,000	—

Total	$53,850	$50,561

(1)
Audit fees consisted of audit work performed related to the preparation of the year-end financial statements, as well as reviews of the quarterly financial statements.

(2)
Audit related fees consisted principally of review of Form S-3's in 2003 and 2004.

(3)
Tax fees consist principally of assistance with matters related to the filing of our Federal and State taxes as well as tax compliance.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Auditors

        Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

        Prior to the engagement of the independent auditor for the next year's audit, management will submit to the Audit Committee for approval a summary of the services expected to be rendered during that year for each of four categories of services.

        1.     Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

        2.     Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

        3.     Tax services include all services performed by the independent auditor's tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

        4.     Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from the independent auditor.

        Prior to the engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

        The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

        The affirmative vote of a majority of the shares present or represented and entitled to vote at the Meeting, voting together on an as-converted basis, is required to ratify the appointment of the independent public accountants.

        In the event the stockholders do not ratify the appointment of Grant Thornton LLP as our independent public accountants, the Audit Committee will reconsider its appointment.

        The Board Of Directors recommends a vote to ratify the appointment of Grant Thornton LLP as independent public accountants, and proxies solicited by the board will be voted in favor of such ratification unless a stockholder indicates otherwise on the proxy.

OTHER MATTERS

        The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

        To be considered for inclusion in the proxy statement relating to our Annual Meeting of Stockholders to be held in 2006, stockholder proposals must be received no later than January 23, 2006 and not before December 23, 2005. To be considered for presentation at the 2006 Annual Meeting, although not included in the proxy statement, proposals must be received no later than April 22, 2006 and not before December 23, 2005. Proposals received after April 22, 2006 will not be voted on at the Annual Meeting. If a proposal is received before that date, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Secretary, Interleukin Genetics, Inc., 135 Beaver Street, Waltham, MA 02452.

        To be considered for inclusion in the proxy statement relating to our Annual Meeting of Stockholders to be held in 2006, nominations for directors must be received no later than January 23, 2006. To be considered for presentation at the Annual Meeting, although not included in the proxy statement, nominations for directors must be received no later than March 23, 2006. Nominations received after March 23, 2006 will not be voted on at the Annual Meeting. If a nomination is received before that date, the proxies that management solicits for the meeting may still exercise discretionary voting authority with respect to the nomination under circumstances consistent with the proxy rules of the SEC. All nominations for directors should be marked for the attention of Secretary, Interleukin Genetics, Inc., 135 Beaver Street, Waltham, Massachusetts 02452.

Waltham, Massachusetts
April 29, 2005

        Our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (other than exhibits thereto) filed with the SEC, which provides additional information about us, is available to beneficial owners of our common stock without charge upon written request to Secretary, Interleukin Genetics, Inc., 135 Beaver Street, Waltham, MA 02452.

DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY THE INTERNET OR TELEPHONE

The Board of Directors recommends a vote FOR the Proposal.
1.	Proposal to ratify the appointment of Grant Thornton LLP as the company's independent public accountants for the fiscal year ending December 31, 2005.
☐ FOR ☐ AGAINST ☐ ABSTAIN
PLEASE CAST YOUR VOTE AS SOON AS POSSIBLE!
Mark, sign and date your proxy card and return it promptly in the enclosed envelope.
☒	Please mark votes as in this example.	THANK YOU FOR VOTING.
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
Dated: , 2005
Signature
Signature
Please Detach Here
You Must Detach This Portion of the Proxy Card Before Returning it in the Enclosed Envelope

DETACH PROXY CARD HERE

INTERLEUKIN GENETICS, INC.
135 BEAVER STREET
WALTHAM, MA 02452

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
JUNE 21, 2005
INTERLEUKIN GENETICS, INC.'S BOARD OF DIRECTORS SOLICITS THIS PROXY

        The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated April 29, 2005 in connection with the Annual Meeting of Stockholders of Interleukin Genetics, Inc. (the "Company") to be held at 9:00 a.m. on Tuesday, June 21, 2005 at our offices, 135 Beaver Street, Waltham, Massachusetts 02452 and hereby appoints Philip R. Reilly and Fenel M. Eloi, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of Interleukin Genetics, Inc. registered in the name provided in this Proxy which the undersigned is entitled to vote at the 2005 Annual Meeting of Stockholders, and at any adjournments of the meeting, with all the powers the undersigned would have if personally present at the meeting. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows

This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR the Proposal.

In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments of the meeting.

If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

(Continued, and to be dated and signed on the other side)

QuickLinks

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS
TABLE OF CONTENTS
PROXY STATEMENT FOR THE INTERLEUKIN GENETICS, INC. 2005 ANNUAL MEETING OF STOCKHOLDERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
MANAGEMENT
BUSINESS EXPERIENCE
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CORPORATE CODE OF CONDUCT AND ETHICS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
ANNUAL REPORT ON FORM 10-K; INCORPORATION BY REFERENCE
PROPOSAL: RATIFY APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
OTHER MATTERS
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR